United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Kenneth I. Chenault, Chairman and Chief Executive Officer of American Express Company (the “Company”), provided the following information regarding the Company’s billed business in his remarks made earlier today at Sanford C. Bernstein's 26th Annual Strategic Decisions Conference in New York:

On a year-over-year basis worldwide billed business for:

•	March 2010 grew 20% (17% as adjusted for impact of foreign exchange rates);
•	April 2010 grew 19% (15% on an FX-adjusted basis); and
•	the first 20 days of May 2010 grew an estimated 14% on a preliminary basis (preliminarily, 14% on an FX-adjusted basis).

Adjusted for days mix, as well as the impact of foreign exchange rates, billed business grew 15% for each of March and April 2010 and, preliminarily, an estimated 15% for the first 20 days of May 2010.

Mr. Chenault also reported that the growth in billed business during the first quarter of 2010 was consistent across all wallet sizes within the Company’s U.S. consumer cardmember base.

An audio replay of Mr. Chenault’s complete remarks will be available later today through the American Express Investor Relations website at http://ir.americanexpress.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)
By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  June 2, 2010